United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 13, 2018 (August 8, 2018)
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 8, 2018, Cannae Holdings, Inc. (the "Company" or "we") entered into an agreement to partner with an investment consortium (the “Consortium”) including CC Capital Partners LLC ("CC Capital") and Thomas H. Lee Partners ("THL") along with other investors to acquire The Dun & Bradstreet Corporation, a Delaware corporation ("Dun & Bradstreet", NYSE:DNB) (the "DNB Acquisition"). Contemporaneously, Dun & Bradstreet entered into an Agreement and Plan of Merger (the "Merger Agreement") by and between Dun & Bradstreet, Star Parent, L.P., a Delaware limited partnership ("Parent"), and Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Dun & Bradstreet (the "Merger"), with Dun & Bradstreet surviving the Merger as a wholly owned subsidiary of Parent.
See Dun & Bradstreet's Current Report on Form 8-K filed on August 8, 2018 for a more detailed description of the Merger and its terms and conditions.
The DNB Acquisition will be financed through a combination of committed equity financing provided by the Consortium, committed preferred equity from preferred equity sources and debt financing that has been committed to by Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Royal Bank of Canada.
The DNB Acquisition is expected to close within six months, subject to Dun & Bradstreet shareholder approval, regulatory clearances and other customary closing conditions. The Dun & Bradstreet board is unanimously recommending that stockholders vote to adopt the merger agreement at a to be determined special meeting of the stockholders.
In connection with the DNB Acquisition, we entered into an equity commitment letter (the "Equity Commitment Letter"), a limited guarantee agreement (the "Limited Guarantee"), and a letter (the "Letter").
Equity Commitment Letter
On August 8, 2018, we entered into the Equity Commitment Letter with Parent, pursuant to which the Company has committed, on the terms and subject to the conditions set forth therein, at the closing of the Merger (the “Closing”), to purchase, directly or indirectly, common equity of Parent for an aggregate purchase price equal to $900 million (the “Equity Commitment”), subject to certain reductions for syndication sales to other investors as prescribed by the Letter (the terms of which are described more fully under “Letter” below). The Equity Commitment, together with the equity commitments of other members of the Consortium and other funding as contemplated by the Merger Agreement, will be used by Parent, to fund, directly or indirectly, the Merger, to the extent necessary.
The obligation of the Company to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of certain events including principally (a) the Closing (upon funding), (b) the termination of the Merger Agreement in accordance with its terms, or (c) Dun & Bradstreet or any of its affiliates or representatives asserting any claim, subject to certain exceptions, against the Company in connection with the Merger Agreement or any of the transactions contemplated by the Equity Commitment Letter, Limited Guarantee, or the Merger Agreement.
The foregoing description of the Equity Commitment Letter is not complete and is qualified by reference to the complete document, which is filed herewith as Exhibit 10.1 and is incorporated by reference in its entirety.
Limited Guarantee
In addition, on August 8, 2018 the Company executed a Limited Guarantee in favor of Dun & Bradstreet to guarantee payment of 46.31% of certain termination fees, summarized below, and other expenses payable by Parent in the event that the Merger Agreement is terminated pursuant to certain provisions of the Merger, subject to the terms and conditions set forth therein.
The Merger Agreement includes the following termination rights and related termination fees, which are subject to the provisions of the Limited Guarantee:
•if the Merger Agreement is terminated by Dun & Bradstreet (i) because Parent or Merger Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period or (ii) because Parent has failed to consummate the Merger pursuant to the Merger Agreement notwithstanding the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to do so and certain notice of such failure from Dun & Bradstreet to Parent, then Parent will be required to pay Dun & Bradstreet a termination fee equal to $380.1 million and
•if the Merger Agreement is terminated in certain circumstances related to the failure to receive certain regulatory approvals, then Parent will be required to pay Dun & Bradstreet a termination fee equal to $380.1 million

The foregoing description of the Limited Guarantee is not complete and is qualified by reference to the complete document, which is filed herewith as Exhibit 10.2 and is incorporated by reference in its entirety.
Letter
In connection with the execution of the Merger Agreement, we entered into the Letter with Parent. The terms of the Letter stipulate that the Company, as soon as reasonably practicable following the execution of the Merger Agreement, shall use reasonable best efforts, in collaboration with Parent, to syndicate at least $600 million of the Equity Commitment to other investors, subject to certain qualifications set forth therein. In addition, the Letter places certain restrictions on the Company's ability to sell or pledge any of the 37,135,921 shares of Ceridian HCM Holding Inc., other than for the purposes of funding the Equity Commitment, along with certain other restrictions.
The obligations of the Company under the Letter will terminate automatically and immediately upon the earliest to occur of: (a) the Closing; (b) the reduction of the Equity Commitment to $300 million or less, subject to the conditions stipulated in the Letter; and (c) the termination of the Company's obligation to fund the Equity Commitment (as defined in the Equity Commitment Letter) pursuant to the terms of the Equity Commitment Letter. Additionally, the Company shall remain the primary obligor for the Equity Commitment (including to the extent syndicated) until the earlier of (i) the Closing and (ii) the termination of our obligation to fund the Equity Commitment pursuant to the terms of the Equity Commitment Letter. The Company is permitted to have its syndicated investors enter into an equity commitment with Parent or the Company.
The foregoing description of the Letter is not complete and is qualified by reference to the complete document, which is filed herewith as Exhibit 10.3 and is incorporated by reference in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information described in Item 1.01 above relating to the Equity Commitment and Limited Guarantee is incorporated herein by reference into this Item 2.03.

Item 9.01.	Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Equity Commitment Letter between the Registrant and Star Parent, L.P., dated August 8, 2018
10.2	Limited Guarantee between the Registrant and The Dun & Bradstreet Corporation, dated August 8, 2018
10.3	Letter between the Registrant and Star Parent, L.P., dated August 8, 2018
99.1	Press Release of the Registrant, dated August 8, 2018.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	August 13, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary